As filed with the Securities and Exchange Commission on February 12, 2008.

Registration No. 333-148406

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
Amendment No. 1
to
FORM S-3

REGISTRATION STATEMENT UNDER
THE SECURITIES ACT OF 1933

LINCOLN EDUCATIONAL SERVICES CORPORATION
(Exact name of registrant as specified in its charter)

New Jersey	57-1150621
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification Number)

200 Executive Drive, Suite 340
West Orange, New Jersey 07052
(973)736-9340
(Address, including zip code, and telephone number,
including area code, of registrant’s principal executive offices)

 David F. Carney
Lincoln Educational Services Corporation
200 Executive Drive, Suite 340
West Orange, New Jersey 07052
(973)736-9340
(Name, address, including zip code, and telephone number,
including area code, of agent for service)

Copy to:
Rohan S. Weerasinghe, Esq.
Ferdinand J. Erker, Esq.
Shearman & Sterling LLP
599 Lexington Avenue
New York, New York 10022
(212) 848-4000

 Approximate date of commencement of proposed sale to the public: From time to time after this registration statement becomes effective

If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. ☐

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box. ☒

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box. ☐

If this form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box. ☐

The registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933, as amended, or until the registration statement shall become effective on such date as the Securities and Exchange Commission, acting pursuant to said Section 8(a), may determine.

The information in this prospectus is not complete and may be changed. We may not sell these securities until the registration statement filed with the Securities and Exchange Commission is effective. This prospectus is not an offer to sell these securities and it is not soliciting an offer to buy these securities in any jurisdiction where the offer or sale is not permitted.

SUBJECT TO COMPLETION, DATED FEBRUARY 12, 2008

PROSPECTUS

20,566,140 Shares
Lincoln Educational Services Corporation

Common Stock

The selling stockholders named in this prospectus under the caption “Selling Stockholders” may offer and sell, from time to time, up to 20,566,140 shares of our common stock.  We will not receive any of the proceeds from the sale of shares of our common stock by the selling stockholders.

When the selling stockholders offer shares of our common stock, we will provide the specific terms of such offerings in supplements to this prospectus.  The shares of our common stock may be offered for sale by the selling stockholders in a number of different ways and at market prices prevailing at the time of sale or at privately negotiated prices.  More information about how the shares of our common stock may be sold is included in the section entitled “Plan of Distribution” contained in this prospectus.

This prospectus may not be used to sell shares of our common stock unless accompanied by a prospectus supplement.

Our common stock is listed on the Nasdaq Global Market under the symbol “LINC.”

Investing in our common stock involves risks.  You should carefully read the risks that are described in the “Risk Factors” section beginning on page 2 of this prospectus, in the “Risk Factors” section of our periodic reports filed with the Securities and Exchange Commission and in any applicable prospectus supplement before investing in our common stock.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete.  Any representation to the contrary is a criminal offense.

The date of this prospectus is                                                         ..

You should rely only on the information included in or incorporated by reference into this prospectus and any accompanying prospectus supplement or included in any free writing prospectus that we may file with the Securities and Exchange Commission, or the SEC, in connection with this offering.  Neither we nor the selling stockholders have authorized anyone to provide you with any other information.  If anyone provides you with different or additional information you should not rely on it.  Neither we nor the selling stockholders are making an offer to sell these securities in any jurisdiction where the offer or sale is not permitted.  The information in this prospectus, any accompanying prospectus supplement and the documents incorporated by reference herein and therein is accurate only as of their respective dates or on other dates specified in those documents.  Our business, financial condition, results of operations and prospects may have changed since those dates.

i

ABOUT THIS PROSPECTUS

This prospectus is part of a registration statement on Form S-3 that we filed with the SEC using the SEC’s “shelf registration” rules.  Under the shelf registration process, using this prospectus, together with a prospectus supplement, each of the selling stockholders named in this prospectus under the caption “Selling Stockholders” may offer and sell, from time to time, in one or more offerings up to the aggregate number of shares of our common stock set forth beside each such stockholder’s name.

This prospectus provides you with a description of our common stock that the selling stockholders may sell as well as other information you should know before investing in our common stock.  Each time the selling stockholders sell our common stock, we will provide one or more prospectus supplements that will contain specific information about the terms of that specific offering of our common stock and the specific manner in which it may be offered.  The prospectus supplement may also add to, update or change any of the information contained in this prospectus.  To the extent that any statement we make in a prospectus supplement is inconsistent with statements made in this prospectus, the statements made in this prospectus will be deemed modified or superseded by those made in the prospectus supplement.  You should read both this prospectus and the applicable prospectus supplement together with the additional information described under “Where You Can Find Additional Information and Incorporation of Certain Information by Reference” before making an investment decision.  This prospectus may not be used to sell our common stock unless it is accompanied by a prospectus supplement.

This prospectus contains summaries of certain provisions contained in some of the documents described herein, but reference is made to the actual documents for complete information.  All of the summaries are qualified in their entirety by the actual documents.  Copies of some of the documents referred to herein have been filed or will be filed or incorporated by reference as exhibits to the registration statement of which this prospectus is a part, and you may obtain copies of those documents as described below under “Where You Can Find Additional Information and Incorporation of Certain Information by Reference.”  We urge you to read that registration statement in its entirety, including all amendments, exhibits, schedules and supplements to that registration statement.

As used in this prospectus, “Lincoln,” the “Company,” “we,” “our,” or “us” mean Lincoln Educational Services Corporation and its wholly owned subsidiaries.  The term “selling stockholders” refers, collectively, to the selling stockholders named in this prospectus under the caption “Selling Stockholders.”

ii

FORWARD-LOOKING STATEMENTS

This prospectus and the documents incorporated by reference herein contain, or will contain, “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended, or the Securities Act, and Section 21E of the Securities Exchange Act of 1934, as amended, or the Exchange Act, which include information relating to future events, future financial performance, strategies, expectations, competitive environment, regulation and availability of resources.  These forward-looking statements include, without limitation, statements regarding: proposed new programs; expectations that regulatory developments or other matters will not have a material adverse effect on our consolidated financial position, results of operations or liquidity; statements concerning projections, predictions, expectations, estimates or forecasts as to our business, financial and operating results and future economic performance; and statements of management's goals and objectives and other similar expressions concerning matters that are not historical facts.  Words such as “may,” “should,” “could,” “would,” “predicts,” “potential,” “continue,” “expects,” “anticipates,” “future,” “intends,” “plans,” “believes,” “estimates,” and similar expressions, as well as statements in future tense, identify forward-looking statements.

Forward-looking statements should not be read as a guarantee of future performance or results, and will not necessarily be accurate indications of the times at, or by, which such performance or results will be achieved.  Forward-looking statements are based on information available at the time those statements are made and/or management’s good faith belief as of that time with respect to future events, and are subject to risks and uncertainties that could cause actual performance or results to differ materially from those expressed in or suggested by the forward-looking statements.  Important factors that could cause such differences include, but are not limited to:

•	actual or anticipated fluctuations in our results of operations;

•	our failure to comply with the extensive regulatory framework applicable to our industry or our failure to obtain timely regulatory approvals in connection with a change of control of our company;

•	our success in updating and expanding the content of existing programs and developing new programs in a cost-effective manner or on a timely basis;

•	risks associated with the opening of new campuses;

•	risks associated with integration of acquired schools;

•	industry competition;

•	our ability to continue to execute our growth strategies;

•	conditions and trends in our industry;

•	general and economic conditions; and

•
other factors discussed under the headings “Risk Factors,” “Management's Discussion and Analysis of Financial Condition and Results of Operations,” “Business” and “Regulatory Environment” in this prospectus, any prospectus supplement or in the documents incorporated herein by reference.

Forward-looking statements speak only as of the date the statements are made.  Except as required under the federal securities laws and rules and regulations of the SEC, we undertake no obligation to update or revise forward-looking statements to reflect actual results, changes in assumptions or changes in other factors affecting forward-looking information.  We caution you not to unduly rely on the forward-looking statements when evaluating the information presented herein.

iii

LINCOLN EDUCATIONAL SERVICES CORPORATION

                We are a leading and diversified for-profit provider of career-oriented post-secondary education.  We offer recent high school graduates and working adults degree and diploma programs in five principal areas of study: automotive technology, health sciences (which includes programs for licensed practical nursing, medical administrative assistants, medical assistants, dental assistants, and pharmacy technicians), skilled trades, business and information technology and hospitality services.  We have provided the workforce with skilled technicians since our inception in 1946.  As of September 30, 2007, we operated 34 campuses in 17 states under five brands: Lincoln College of Technology, Lincoln Technical Institute, Nashville Auto-Diesel College, Southwestern College and Euphoria Institute of Beauty Arts and Sciences.  We had a combined average enrollment of approximately 18,185 students at September 30, 2007.

Our principal executive offices are located at 200 Executive Drive, Suite 340, West Orange, New Jersey 07052, and our telephone number at that address is (973) 736-9340.  Our website is www.lincolneducationalservices.com.  Information contained in, or accessible through, our website is not incorporated by reference into this prospectus.

RISK FACTORS

Our business is subject to significant risks.  You should carefully consider the risks and uncertainties described in this prospectus and the documents incorporated by reference herein, including the risks and uncertainties described under the caption “Risk Factors” included in Part I, Item 1A of our Annual Report on Form 10-K for the fiscal year ended December 31, 2006 which is incorporated by reference in this prospectus.  Additional risk factors that you should carefully consider may be included in a prospectus supplement relating to an offering of our common stock.

The risks and uncertainties described in this prospectus, any applicable prospectus supplement and the documents incorporated by reference herein are not the only ones facing us.  Additional risks and uncertainties that we do not presently know about or that we currently believe are not material may also adversely affect our business.  If any of the risks and uncertainties described in this prospectus, any applicable prospectus supplement or the documents incorporated by reference herein actually occur, our business, financial condition and results of operations could be adversely affected in a material way.  This could cause the trading price of our common stock to decline, perhaps significantly, and you may lose part or all of your investment.

USE OF PROCEEDS

We will not receive any of the proceeds from the sale of shares of our common stock by the selling stockholders.  We will pay all expenses of the registration and sale of our common stock, other than the underwriting fees, discounts and commissions, which will be borne by the selling stockholders.

DIVIDEND POLICY

We have never declared or paid dividends on our common stock and we do not anticipate declaring or paying dividends on our common stock in the foreseeable future.  Instead, we currently anticipate that we will retain all of our future earnings, if any, to fund the operation and expansion of our business and to use as working capital and for other general corporate purposes.  Our board of directors will determine whether to pay cash dividends in the future based on conditions then existing and the financial responsibility standards prescribed by the U.S. Department of Education, as well as any economic and other conditions that our board of directors may deem relevant.  In addition, our ability to declare and pay dividends is subject to certain restrictions under our existing credit agreement.

SELLING STOCKHOLDERS

We are registering shares of our common stock for resale by the selling stockholders named below.  Each of the selling stockholders may resell, from time to time, all, some or none of the shares of our common stock covered by this prospectus as provided under the section of this prospectus entitled “Plan of Distribution” and in any applicable prospectus supplement.  However, we do not know when or in what amount the selling stockholders may offer their shares for sale under this prospectus, if any.  We will pay all expenses incurred with respect to the registration and sale of the shares of common stock owned by the selling stockholders, other than underwriting fees, discounts and commissions, which will be borne by the selling stockholders.

The table below, which was prepared based on information filed publicly or supplied to us by the selling stockholders, sets forth the information regarding the beneficial ownership of outstanding shares of our common stock by the selling stockholders and the shares that they may sell or otherwise dispose of from time to time under this prospectus.  Information concerning any of the selling stockholders may change from time to time, and any changed information will be presented in a prospectus supplement as necessary.  Please carefully read the footnotes located below the table in conjunction with the information presented in the table.

The number of shares disclosed in the table below as “beneficially owned” are those beneficially owned as determined under the rules of the SEC.  Such information is not necessarily indicative of ownership for any other purpose.  Under the rules of the SEC, a person is deemed to be a “beneficial owner” of a security if that person has or shares “voting power,” which includes the power to vote or to direct the voting of such security, or “investment power,” which includes the power to dispose of or to direct the disposition of such security.  In computing the number of shares beneficially owned by a person and the percentage ownership of that person, shares of common stock subject to options held by that person that are currently exercisable or exercisable within 60 days of December 18, 2007 are deemed outstanding.  Such shares, however, are not deemed outstanding for the purpose of computing the percentage of ownership of any other person.

The percentage of beneficial ownership is based on 25,886,448 shares of common stock outstanding on December 18, 2007.  Unless otherwise indicated and subject to community property laws where applicable, the selling stockholders named in the following table have, to our knowledge, sole voting and investment power with respect to the shares beneficially owned by them.

	Beneficial Ownership Prior to Offering			Beneficial Ownership After Offering
Name of Selling Stockholder	Number of Shares of Common Stock	Percentage	Maximum Number of Shares Offered in this Offering(1)	Number of Shares of Common Stock(2)	Percentage(2)
Back to School Acquisition L.L.C. (3)	20,446,140	78.8%	18,165,500 (9)	2,280,640	8.8%
Hart Capital LLC (4)	2,271,276	8.8%	2,271,276 (10)	-	-
Steven Hart Estate Reduction Trust FBO Nicholas DeQuinzio Hart, Marilyn D. Hart L. C. trustee (5)	2,341	*	2,341	-	-
Steven Hart Estate Reduction Trust FBO Jordan Campbell Hart, Marilyn D. Hart trustee (5)	2,341	*	2,341	-	-
Steven Hart Estate Reduction Trust FBO Christopher Weber Hart, Marilyn D. Hart trustee (5)	2,341	*	2,341	-	-
Steven Hart Estate Reduction Trust FBO Sarah Elizabeth Hart, Marilyn D. Hart trustee (5)	2,341	*	2,341	-	-
Management Stockholders (6):
David F. Carney (7)	544,609	2.1%	100,000	444,609	1.7%
Scott M. Shaw (8)	391,904	1.5%	20,000	371,904	1.4%

*	Denotes less than 1%.

(1)	Represents the total number of shares of our common stock that the respective selling stockholders may offer under this prospectus.

(2)
We do not know when or in what amounts the selling stockholders may offer for sale the shares covered by this prospectus, if at all.  The selling stockholders may sell the shares covered by this prospectus from time to time and may also decide not to sell all, or any, of the shares covered by this prospectus.  Because the selling stockholders may offer all, some or none of the shares covered by this prospectus, we cannot estimate the number of shares of our common stock that the selling stockholders will actually own after any sale of shares pursuant to this prospectus.  For purposes of this table, however, we have assumed that the selling stockholders will have sold all of their respective shares covered by this prospectus and that no additional shares of our common stock are acquired by the selling stockholders.

(3)
Based solely on the information provided to us by Stonington Capital Appreciation 1994 Fund, L.P., Stonington Partners, L.P., Stonington Partners, Inc., Stonington Partners, Inc. II (collectively, the “Stonington Entities”), Back to School Acquisition, L.L.C. (“BSA”), Five Mile River Capital Partners LLC (“FMRCP”), Hart Capital LLC, Steven W. Hart, and the Steven W. Hart 2006 Grantor Retained Annuity Trust. The Stonington Entities control and have a 100% economic interest in BSA. BSA (i) owns 18,165,500 shares; (ii) has the power to direct the voting and, in certain circumstances the disposition, of 2,179,600 shares through a stockholders’ agreement with FMRCP (of which Hart Capital LLC is the managing member), (iii) has the power to direct the voting and, in certain circumstances the disposition, of 50,142 shares through stockholders’ agreements with Steven W. Hart and various Hart family trusts, and (iv) will have the power to direct the voting, and in certain circumstances the disposition, of 50,898 shares upon the exercise of currently exercisable options held by Steven W. Hart and the Steven W. Hart 2006 Grantor Retained Annuity Trust (which terminates by its own terms on March 31, 2008) (the “Hart 2006 Trust”), through a stockholders’ agreement with Steven W. Hart and the Steven W. Hart 2006 Grantor Retained Annuity Trust. Alexis P. Michas is the Managing Partner of Stonington Partners, Inc. II and James J. Burke, Jr. is a Partner of Stonington Partners, Inc. II. Both are members of our board of directors. We have not attempted to independently verify any of the foregoing information. Both BSA and Stonington Partners, Inc. II have their business address at 540 Madison Avenue, 25th Floor, New York, New York 10022.

(4)
Based solely on the information reported in a statement on Schedule 13G/A filed with the SEC on February 6, 2007 by Steven W. Hart, FMRCP and Hart Capital LLC, and information provided to us by Steven W. Hart, FMRCP and Hart Capital LLC. The total number of shares consists of (i) 2,179,600 shares held by FMRCP (of which Hart Capital LLC is the managing member), (ii) 40,778 shares held by Steven W. Hart, and (iii) 42,068 shares issuable upon the exercise of currently exercisable options held by Steven W. Hart, and 8,830 shares issuable upon the exercise of currently exercisable options held by the Hart 2006 Trust. Steven W. Hart, a former member of our board of directors, is a Managing Director of Hart Capital LLC. Marilyn D. Hart is Steven W. Hart’s wife. We have not attempted to independently verify any of the foregoing information. Both FMRCP and Hart Capital LLC have their business address at 131 Rowayton Avenue, Rowayton, Connecticut 06853.

(5)	Based solely on information provided to us by Steven W. Hart, FMRCP and Hart Capital LLC.

(6)	Unless otherwise noted, the business address for each of the management stockholders is 200 Executive Drive, Suite 340, West Orange, New Jersey 07052.

(7)	Includes 215,288 shares of common stock currently held of record and options to purchase 329,321 shares of common stock.

(8)
Includes 115,626 shares of common stock currently held of record, of which 50,000 shares are outstanding shares of restricted stock granted on October 30, 2007 and held in escrow, which will vest ratably over the five years subsequent to the date of grant.  Also includes options to purchase 276,278 shares of common stock.

(9)	Represents shares owned by BSA.

(10)	Represents shares described in footnote (4).

DESCRIPTION OF CAPITAL STOCK

General

The following is a description of the material terms of our capital stock included in our amended and restated certificate of incorporation and amended and restated bylaws and is only a summary.  You should refer to our amended and restated certificate of incorporation and amended and restated bylaws, which are incorporated by reference in this prospectus, for more information.

We are currently authorized to issue 100,000,000 shares of common stock, no par value, and 10,000,000 shares of preferred stock.

Common Stock

As of December 18, 2007 there were 25,886,448 shares of common stock outstanding, which were held of record by 21 stockholders.

Voting rights. The holders of our common stock will be entitled to one vote per share for each share held of record on any matter to be voted upon by stockholders.  Our amended and restated certificate of incorporation does not provide for cumulative voting in connection with the election of directors and, accordingly, holders of more than 50% of the shares voting will be able to elect all of the directors standing for election.

Dividend rights.     All shares of our common stock are entitled to share equally in any dividends our board of directors may declare from legally available sources.  Our existing credit agreement currently imposes restrictions on our ability to declare dividends with respect to our common stock.

Liquidation rights.     Upon liquidation or dissolution of our company, whether voluntary or involuntary, all shares of our common stock will be entitled to share equally in the assets available for distribution to stockholders after payment of all of our prior obligations, including obligations on our preferred stock.

Other matters.     The holders of our common stock have no preemptive or conversion rights and our common stock is not subject to further calls or assessments by us.  There are no redemption or sinking fund provisions applicable to the common stock.  The rights, preferences and privileges of holders of common stock are subject to the rights of holders of shares of any series or preferred stock that may be issued in the future.  All outstanding shares of our common stock, including the common stock offered in this offering, are fully paid and non-assessable.

Preferred Stock

Our amended and restated certificate of incorporation provides for the authorization of 10,000,000 shares of preferred stock.  We currently do not have any preferred stock issued or outstanding and no shares of our preferred stock will be outstanding immediately following completion of this offering.  The shares of preferred stock may be issued from time to time at the discretion of the board of directors without stockholder approval.  The board of directors will be authorized to issue these shares in different classes and series and, with respect to each class or series, to determine the dividend rate, the redemption provisions, conversion provisions, liquidation preference and other rights and privileges not in conflict with our amended and restated certificate of incorporation.  The issuance of preferred stock could adversely affect the voting power of holders of common stock and the likelihood that such holders will receive dividend payments and payments upon liquidation.  In addition, the issuance of preferred stock could have the effect of delaying, deferring or preventing a change in control of us.    The issuance of our preferred stock provides needed flexibility in connection with possible acquisitions and other corporate purposes; however, the issuance could also make it more difficult for a third party to acquire a majority of our outstanding voting stock or discourage an attempt to gain control of us.  In addition, the board of directors, without stockholder approval, will be able to issue shares of preferred stock with voting and conversion rights that could adversely affect the voting power and other rights of the holders of common stock.  The rules of The Nasdaq Global Market, which will apply so long as our common stock is listed on The Nasdaq Global Market, require stockholder approval of certain issuances equal to or exceeding 20% of the then outstanding voting power of the then outstanding number of shares of common stock.  These additional shares may be used for a variety of corporate purposes, including future public offerings, to raise additional capital or to facilitate acquisitions.

Directors’ Exculpation and Indemnification

Our amended and restated certificate of incorporation provides that none of our directors shall be liable to us or our stockholders for monetary damages for any breach of fiduciary duty as a director, except to the extent otherwise required by the New Jersey Business Corporation Act, or the NJBCA.  The effect of this provision is to eliminate our rights, and our stockholders’ rights, to recover monetary damages against a director for breach of a fiduciary duty of care as a director, except to the extent otherwise required by the NJBCA.  This provision does not limit or eliminate our right, or the right of any stockholder, to seek non-monetary relief, such as an injunction or rescission in the event of a breach of a director's duty of care.  In addition, our amended and restated certificate of incorporation provides that, if the NJBCA is amended to authorize the further elimination or limitation of the liability of a director, then the liability of the directors shall be eliminated or limited to the fullest extent permitted by the NJBCA, as so amended.  These provisions will not alter the liability of directors under federal or state securities laws.

Anti-Takeover Effects of the New Jersey Shareholders Protection Act

We are subject to the provisions of Section 14A-10A of the New Jersey Business Corporation Act, which is known as the “New Jersey Shareholders Protection Act.”  Under the New Jersey Shareholders Protection Act, we are prohibited from engaging in any “business combination” with any “interested shareholder” for a period of five years following the time at which that shareholder becomes an “interested shareholder” unless the business combination is approved by our board of directors before that shareholder became an “interested shareholder.”  After this five-year period has expired, any business combination with an “interested shareholder” must be approved by holders of 66 2/3% of the voting shares not held by the “interested shareholder” or meet certain prescribed value requirements.  Covered business combinations include certain mergers, dispositions of assets or shares and recapitalizations.

An “interested shareholder” is (i) any person that directly or indirectly beneficially owns 10% or more of the voting power of our outstanding voting stock; or (ii) any of our affiliates or associates (as those terms are defined in the New Jersey Shareholders Protection Act) that directly or indirectly beneficially owned 10% or more of the voting power of our then outstanding stock at any time within a five-year period immediately prior to the date in question.

Certain Provisions of Our Amended Certificate of Incorporation and Bylaws

Board of Directors.     Our amended and restated certificate of incorporation and amended and restated bylaws provide that our board of directors shall consist of at least three directors but not more than eleven directors, as may be determined by the board of directors from time to time.  Currently, our board of directors consists of eight directors, five of whom are independent directors.  Any vacancy on our board of directors, including a vacancy resulting from an enlargement of our board of directors, may be filled only by the affirmative vote of a majority of the directors then in office, though less than a quorum.  Any such director so elected shall hold office for the remainder of the full term of the director for which the vacancy was created or occurred and until his or her successor shall have been elected and qualified.  The limitation on filling vacancies could make it more difficult for a third party to acquire, or discourage a third party from attempting to acquire, control of our company.

Board meetings.     Our amended and restated bylaws provide that special meetings of the board of directors may be called by the chairman of our board of directors, our chief executive officer or by any two directors in office.

Stockholder meetings.     Our amended and restated certificate of incorporation provides that any action required or permitted to be taken by our stockholders at an annual meeting or special meeting of stockholders may only be taken if it is properly brought before such meeting and may not be taken by non-unanimous written action in lieu of a meeting.  Our bylaws further provide that special meetings of the stockholders may only be called by our president, by a committee that is duly designated by the board of directors, by resolution adopted by the affirmative vote of the majority of the board of directors or pursuant to an order of the New Jersey Superior Court in accordance with NJBCA.

Requirements for advance notification of stockholder nominations and proposals.     Our amended and restated bylaws establish advance notice procedures with respect to stockholder proposals and the nomination of candidates for election as directors, other than nominations made by or at the direction of our board of directors or a committee of the board of directors.  In order for any matter to be considered "properly brought" before a meeting, a stockholder must comply with requirements regarding advance notice and provide certain information to us.  These provisions could have the effect of delaying until the next stockholders meeting stockholder actions that are favored by the holders of a majority of our outstanding voting securities.  These provisions could also discourage a third party from making a tender offer for our common stock, because even if it acquired a majority of our outstanding voting securities, it would be able to take action as a stockholder (such as electing new directors or approving a merger) only at a duly called stockholders meeting and not by non-unanimous written consent.

Stockholder action by written consent.     Our amended and restated certificate of incorporation and amended and restated bylaws prohibit stockholder action by non-unanimous written consent and require all such actions to be taken at a meeting of stockholders of our common stock.

Cumulative voting.     Our amended and restated certificate of incorporation provides that our stockholders shall have no cumulative voting rights.

Amendment of certificate of incorporation and bylaws.     The amendment of the provisions described above in our amended and restated certificate of incorporation generally will require the affirmative vote of a majority of our directors, as well as the affirmative vote of the holders of at least 66 2/3% of our then-outstanding voting stock.  Our amended and restated bylaws may be amended (i) by the affirmative vote of the majority of our board of directors or (ii) by the affirmative vote of holders of a majority of our then outstanding voting stock.

Nasdaq Global Market Trading

Shares of our common stock are listed for trading on the Nasdaq Global Market under the symbol “LINC.”

Transfer Agent and Registrar

Continental Stock Transfer & Trust Company is the transfer agent and registrar for our common stock.

PLAN OF DISTRIBUTION

The selling stockholders, and their pledgees, donees, transferees or other successors in interest, may from time to time offer and sell, separately or together, some or all of the shares of common stock covered by this prospectus.  Registration of the shares of common stock covered by this prospectus does not mean, however, that those shares of common stock will be offered or sold.

The shares of common stock covered by this prospectus may be sold from time to time, at market prices prevailing at the time of sale, at prices related to market prices, at a fixed price or prices subject to change or at negotiated prices, by a variety of methods including, but not limited to, the following:

•	through one or more underwriters on a firm commitment or best efforts basis;

•	on the Nasdaq Global Market (including through at the market offerings);

•	in the over-the-counter market;

•	directly to one or more purchasers;

•	through agents;

•
through broker-dealers, who may act as agents or principals, including a block trade in which a broker or dealer so engaged will attempt to sell the common stock as agent but may position and resell a portion of the block as principal to facilitate the transaction;

•	through put or call option transactions relating to our common stock;

•	in privately negotiated transactions; and

•	in any combination of these methods of sale.

The applicable prospectus supplement will set forth:

•	the specific terms of the offering of our common stock, including the name or names of the selling stockholders and any underwriters, dealers or agents participating in the offering;

•	the purchase price of the common stock and the proceeds to the selling stockholders from the sale;

•	any underwriting discounts and commissions or agency fees and other items constituting underwriters’ or agents’ compensation;

•	the initial offering price to the public and any discounts or concessions allowed or reallowed or paid to dealers; and

•	the name of any securities exchange on which the common stock may be listed.

Any public offering price, discounts or concessions allowed or reallowed or paid to dealers may be changed from time to time.

The selling stockholders may from time to time deliver all or a portion of the shares of our common stock offered hereby to cover a short sale or sales or upon the exercise, settlement or closing of a call equivalent position or a put equivalent position.

Offers to purchase our securities may be solicited by agents designated by the selling stockholders from time to time.  Broker-dealers or agents may receive compensation in the form of commissions, discounts or concessions from the selling stockholders.  Broker-dealers or agents may also receive compensation from the purchasers of the common stock for whom they sell as principals.  Each particular broker-dealer will receive compensation in amounts negotiated in connection with the sale, which might be in excess of customary commissions.  Broker-dealers or agents and any other participating broker-dealers participating in the distribution of our common stock may be deemed to be underwriters, and any discounts and commissions received by them and any profit realized by them on resale of our common stock may be deemed to be underwriting discounts and commissions.

If the selling stockholders use underwriters for an offering of the common stock, the underwriters may acquire the common stock for their own accounts.  The underwriters may resell the common stock from time to time in one or more transactions at a fixed price or prices, which may be changed, at varying prices determined by the underwriters at the time of sale, or at negotiated prices.  The selling stockholders also may, from time to time, authorize underwriters acting as their agents to offer and sell the common stock upon the terms and conditions as will be set forth in the applicable prospectus supplement.  In connection with the sale of the common stock, underwriters may be deemed to have received compensation from the selling stockholders in the form of underwriting discounts or commissions and also may receive commissions from purchasers of the common stock.  Underwriters may sell the common stock to or through dealers, who may receive compensation in the form of discounts, concessions from the underwriters and/or commissions from the purchasers of the common stock.

Under agreements into which we or the selling stockholders may enter, underwriters, dealers and agents who participate in the distribution of the common stock may be entitled to indemnification, or contribution to payments they may be required to make, by us or the selling stockholders against some liabilities, including liabilities under the Securities Act.  The terms and conditions of this indemnification or contribution will be described in the applicable prospectus supplement.

Any underwriting compensation paid by the selling stockholders to underwriters or agents in connection with any offering of the common stock and any discounts, concessions or commissions allowed by underwriters to participating dealers will be set forth in the applicable prospectus supplement.  In compliance with guidelines of the Financial Industry Regulatory Authority, or FINRA, the maximum commission or discount to be received by any FINRA member or independent broker-dealer may not exceed 8% of the aggregate amount of our common stock offered by this prospectus; however, it is anticipated that the maximum commission or discount to be received in any particular offering of securities will be significantly less than this amount.

The selling stockholders may grant to the underwriters options to purchase additional common stock to cover over-allotments, if any, at the public offering price with additional underwriting discounts or commissions, as may be set forth in the applicable prospectus supplement.

Underwriters and others participating in any offering of the common stock may engage in transactions that stabilize, maintain or otherwise affect the market price of our common stock.  We will describe any such activities in the prospectus supplement.

Any underwriters, dealers or agents involved in any distribution or sale of our common stock may be customers of, engage in transactions with or perform services for us or the selling stockholders or any of our or their affiliates in the ordinary course of business.

We will bear all costs, expenses and fees in connection with the registration and sale of the common stock, other than the underwriting commissions and discounts, if any, attributable to the sales of the common stock by the selling stockholders.

LEGAL MATTERS

Shearman & Sterling LLP, New York, New York, will pass upon certain legal matters for us.  The validity of the shares of common stock offered by this prospectus will be passed upon for us McCarter & English, LLP, Newark, New Jersey.

EXPERTS

The consolidated financial statements, management's report on the effectiveness of internal control over financial reporting and the related financial statement schedule incorporated in this prospectus by reference from the Company's Current Report on Form 8-K dated December 13, 2007 have been audited by Deloitte & Touche LLP, an independent registered public accounting firm, as stated in their reports, which are incorporated by reference in the registration statement (which reports (1) express an unqualified opinion on the financial statements and financial statement schedule and include an explanatory paragraph relating to the adoption of the provisions of FASB Statement No. 158, “Employers’ Accounting for Defined Benefit Pension and Other Postretirement Plans,” (2) express an unqualified opinion on management's assessment regarding the effectiveness of internal control over financial reporting, and (3) express an unqualified opinion on the effectiveness of internal control over financial reporting), and have been so incorporated by reference in reliance upon the reports of such firm given upon their authority as experts in accounting and auditing.

WHERE YOU CAN FIND ADDITIONAL INFORMATION AND
INCORPORATION OF CERTAIN INFORMATION BY REFERENCE

We file annual, quarterly and current reports, proxy statements and other information with the SEC.  The SEC allows us to incorporate by reference the information we file with them, which means that we can disclose important business and financial information to you that is not included in or delivered with this prospectus by referring you to publicly filed documents that contain the omitted information.

You can read and copy any materials on file with the SEC at the SEC’s Public Reference Room at 100 F Street, N.E., Washington, D.C. 20549.  You can obtain information about the operation of the Public Reference Room by calling the SEC at 1-800-SEC-0330.  The SEC also maintains a website that contains information we file electronically with the SEC, which you can access over the internet at www.sec.gov.

The information incorporated by reference is an important part of this prospectus, and the information we later file with the SEC will automatically update and supersede earlier information.  We incorporate by reference the following documents filed with the SEC by us and any future filings we make with the SEC under Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act after the date of this prospectus and prior to the termination of the offering of our common stock covered by this prospectus (except for information furnished to the SEC that is not deemed to be “filed” for purposes of the Exchange Act):

•	our Annual Report on Form 10-K for the fiscal year ended December 31, 2006;

•	our Quarterly Reports on Form 10-Q for the fiscal quarters ended March 31, 2007, June 30, 2007 and September 30, 2007;

•	our Current Reports on Form 8-K filed January 30, 2007, August 2, 2007, October 18, 2007, December 4, 2007, and December 13, 2007 and our Current Report on Form 8-K/A filed November 9, 2007;

•	our Proxy Statement filed March 23, 2007; and

•	the description of our common stock included in Item 1 of our Registration Statement on Form 8-A, filed with the SEC on June 22, 2005.

You may also request a copy of the information we incorporate by reference in this prospectus at no cost by writing or telephoning us at Lincoln Educational Services Corporation, 200 Executive Drive, Suite 340, West Orange, New Jersey 07052, Attention: Investor Relations, (973) 736-9340.

Information is also available on our website at www.lincolneducationalservices.com.  Information contained in, or accessible through, our website is not incorporated by reference into this prospectus.

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

Item 14.  Other Expenses of Issuance and Distribution.

The expenses of the issuance and distribution of the securities being registered hereby, other than selling discounts and commissions, are estimated as follows:

Securities and Exchange Commission Registration Fee	$9,275
Legal Fees and Expenses	250,000
Financial Industry Regulatory Authority Fees	29,451
Printing and Engraving Expenses	75,000
Accounting Fees and Expenses	125,000
Transfer Agent and Registrar Fees and Expenses	5,000
Miscellaneous	350,000
Total	$843,726

All of such expenses will be paid by Lincoln Educational Services Corporation.

Item 15.  Indemnification of Directors and Officers.

The New Jersey Business Corporation Act (the “NJBCA”)  provides that a New Jersey corporation has the power to indemnify a director or officer against his or her expenses and liabilities in connection with any proceeding involving the director or officer by reason of his or her being or having been such a director or officer, other than a proceeding by or in the right of the corporation, if such a director or officer acted in good faith and in a manner he or she reasonably believed to be in or not opposed to the best interests of the corporation; and with respect to any criminal proceeding, such director or officer had no reasonable cause to believe his or her conduct was unlawful.

The indemnification and advancement of expenses shall not exclude any other rights, including the right to be indemnified against liabilities and expenses incurred in proceedings by or in the right of the corporation, to which a director or officer may be entitled under a certificate of incorporation, bylaw, agreement, vote of stockholders, or otherwise; provided that no indemnification shall be made to or on behalf of a director or officer if a judgment or other final adjudication adverse to the director or officer establishes that his or her acts or omissions (a) were in breach of his or her duty of loyalty to the corporation or its stockholders, (b) were not in good faith or involved a knowing violation of law or (c) resulted in receipt by the director or officer of an improper personal benefit.

Our amended and restated certificate of incorporation provides that none of our directors shall be liable to us or our stockholders for monetary damages for any breach of fiduciary duty as a director, except to the extent otherwise required by the NJBCA.  The effect of this provision is to eliminate our rights, and our stockholders’ rights, to recover monetary damages against a director for breach of a fiduciary duty of care as a director, except to the extent otherwise required by the NJBCA.  This provision does not limit or eliminate our right, or the right of any stockholder, to seek non-monetary relief, such as an injunction or rescission in the event of a breach of a director’s duty of care.  In addition, our amended and restated certificate of incorporation provides that, if the NJBCA is amended to authorize the further elimination or limitation of the liability of a director, then the liability of the directors shall be eliminated or limited to the fullest extent permitted by the NJBCA, as so amended.  These provisions will not alter the liability of directors under federal or state securities laws.

Item 16.  Exhibits.

The index to exhibits appears below on the page immediately following the signature pages of this registration statement.

Item 17.  Undertakings.

(a)  The undersigned registrant hereby undertakes:

(1)  to file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i)	to include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

(ii)
to reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement.  Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the SEC pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement;

(iii)
to include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in this registration statement;

provided, however, that paragraphs (a)(1)(i), (a)(1)(ii) and (a)(1)(iii) above do not apply if the registration statement is on Form S-3 and the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the SEC by the registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement, or is contained in a form of prospectus filed pursuant to Rule 424(b) that is part of the registration statement.

(2)  that, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3)  to remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(4)  that, for purposes of determining liability under the Securities Act of 1933 to any purchaser:

(i)
each prospectus filed by the registrant pursuant to Rule 424(b)(3) shall be deemed to be part of the registration statement as of the date the filed prospectus was deemed part of and included in the registration statement; and

(ii)
each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5) or (b)(7) as part of a registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(1)(i), (vii) or (x) for the purpose of providing the information required by Section 10(a) of the Securities Act of 1933 shall be deemed to be part of and included in the registration statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in prospectus. As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the registration statement relating to the securities in the registration statement to which the prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.  Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such effective date.

(b)  The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(c)   Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable.  In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

(d)  The undersigned registrant hereby undertakes that:

(1)  For the purpose of determining any liability under the Securities Act of 1933, the information omitted from the form of prospectus filed as part of this registration statement in reliance upon Rule 430A and contained in a form of prospectus filed by the registrant pursuant to Rule 424(b)(1) or (4) or 497(h) under the Securities Act shall be deemed to be part of this registration statement as of the time it was declared effective.

(2)  For the purpose of determining any liability under the Securities Act of 1933, each post-effective amendment that contains a form of prospectus shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of West Orange, State of New Jersey on the 12th of February, 2008.

LINCOLN EDUCATIONAL SERVICES CORPORATION

By:	/s/ Cesar Ribeiro
Cesar Ribeiro
Chief Financial Officer (Principal Accounting and Financial Officer)

Pursuant to the requirements of the Securities Act of 1933, as amended, this registration statement has been signed below by the following persons in the capacities indicated, on February 12, 2008.

Signature	Title

*	Chief Executive Officer and Chairman of the Board of Directors
David F. Carney	(Principal Executive Officer)

/s/ Cesar Ribeiro	Chief Financial Officer
Cesar Ribeiro	(Principal Accounting and Financial Officer)

*	Director
Alexis P. Michas

*	Director
James J. Burke, Jr.

*	Director
Jerry G. Rubenstein

*	Director
Paul E. Glaske

*	Director
Peter S. Burgess

*	Director
J. Barry Morrow

*	Director
Celia Currin

*
The undersigned, by signing his name hereto, signs and executes this registration statement pursuant to the Powers of Attorney executed by the above-named officers and directors and filed with the Securities and Exchange Commission.

By:	/s/ Cesar Ribeiro
Name: Cesar Ribeiro
Title: Attorney-in-Fact

EXHIBIT INDEX

Exhibit Number	Description

1.1*	Underwriting Agreement.

3.1	Amended and Restated Certificate of Incorporation of the Company (1).

3.2	Amended and Restated By-laws of the Company (2).

4.1	Stockholders’ Agreement, dated as of September 15, 1999, among Lincoln Technical Institute, Inc., Back to School Acquisition, L.L.C. and Five Mile River Capital Partners LLC (1).

4.2	Letter agreement, dated August 9, 2000, by Back to School Acquisition, L.L.C., amending the Stockholders’ Agreement (1).

4.3	Letter agreement, dated August 9, 2000, by Lincoln Technical Institute, Inc., amending the Stockholders’ Agreement (1).

4.4
Management Stockholders Agreement, dated as of January 1, 2002, by and among Lincoln Technical Institute, Inc., Back to School Acquisition, L.L.C. and the Stockholders and other holders of options under the Management Stock Option Plan listed therein (1).

4.5***
Assumption Agreement and First Amendment to Management Stockholders Agreement, dated as of December 20, 2007, by and among Lincoln Educational Services Corporation, Lincoln Technical Institute, Inc., Back to School Acquisition, L.L.C. and the Management Investors parties therein.

4.6	Registration Rights Agreement between the Company and Back to School Acquisition, L.L.C. (2).

4.7	Specimen Stock Certificate evidencing shares of common stock (1).

5.1 **	Opinion of McCarter & English, LLP.

10.1
Credit Agreement, dated as of February 15, 2005, among the Company, the Guarantors from time to time parties thereto, the Lenders from time to time parties thereto and Harris Trust and Savings Bank, as Administrative Agent (1).

10.2	Amended and Restated Employment Agreement, dated as of February 1, 2007, between the Company and David F. Carney (3).

10.3	Separation and Release Agreement, dated October 15, 2007, between the Company and Lawrence E. Brown (4).

10.4	Amended and Restated Employment Agreement, dated as of February 1, 2007, between the Company and Scott M. Shaw (3).

10.5	Amended and Restated Employment Agreement, dated as of February 1, 2007, between the Company and Cesar Ribeiro (3).

10.6	Amended and Restated Employment Agreement, dated as of February 1, 2007, between the Company and Shaun E. McAlmont (3).

10.7	Lincoln Educational Services Corporation 2005 Long Term Incentive Plan (1).

10.8	Lincoln Educational Services Corporation 2005 Non-Employee Directors Restricted Stock Plan (1).

10.9	Lincoln Educational Services Corporation 2005 Deferred Compensation Plan (1).

10.10	Lincoln Technical Institute Management Stock Option Plan, effective January 1, 2002 (1).

10.11	Form of Stock Option Agreement, dated January 1, 2002, between Lincoln Technical Institute, Inc. and certain participants (1).

10.12	Management Stock Subscription Agreement, dated January 1, 2002, among Lincoln Technical Institute, Inc. and certain management investors (1).

10.13	Stockholder’s Agreement among Lincoln Educational Services Corporation, Back to School Acquisition L.L.C., Steven W. Hart and Steven W. Hart 2003 Grantor Retained Annuity Trust (2).

10.14
Stock Purchase Agreement, dated as of March 30, 2006, among Lincoln Technical Institute, Inc., and Richard I. Gouse, Andrew T. Gouse, individually and as Trustee of the Carolyn Beth Gouse Irrevocable Trust, Seth A. Kurn and Steven L. Meltzer (5).

21.1	Subsidiaries of the Company (3).

23.1 **	Consent of Deloitte & Touche LLP.

23.2 **	Consent of McCarter & English, LLP (included in the opinion filed as Exhibit 5.1).

24.1 ***	Powers of Attorney (included on signature page).
______________________________

(1)	Incorporated by reference to the Company’s Registration Statement on Form S-1 (Registration No. 333-123664).
(2)	Incorporated by reference to the Company’s Form 8-K dated June 28, 2005.
(3)	Incorporated by reference to the Company’s Form 10-K for the year ended December 31, 2006.
(4)	Incorporated by reference to the Company’s Form 8-K dated October 15, 2007.
(5)	Incorporated by reference to the Company’s Form 10-Q for the quarterly period ended March 31, 2006.
*	To be filed as an exhibit to a Current Report on Form 8-K and incorporated herein by reference.
**	Filed herewith.
***	Previously filed.